EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Resaca Exploitation, Inc. of our report dated September 28, 2009, relating to our audits of Cano Petroleum, Inc.’s consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is a part of this Regstistration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ HEIN & ASSOCIATES LLP

Dallas, Texas

October 16, 2009